                                                                     EXHIBIT 4.1

                              AFC ENTERPRISES, INC.

                           DEFERRED COMPENSATION PLAN

                                2002 Restatement

                              AFC ENTERPRISES, INC.

                           DEFERRED COMPENSATION PLAN

         On this ____ day of December 2001, AFC Enterprises, Inc. (the "Controlling Company") hereby amends and restates the AFC Enterprises, Inc. Deferred Compensation Plan (the "Plan").


                             BACKGROUND AND PURPOSE
                             ----------------------

         A.       Background.  The Plan was initially adopted effective as of
                  ----------
January 1, 1998, and has been amended since that date. Effective January 1, 2002, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.

         B.       Goal. The Controlling Company desires to provide its
                  ----
designated key management and highly compensated employees (and those of its affiliated companies that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees' compensation, (ii) to receive, on a deferred basis, matching contributions made with respect to at least a portion of such employees' own deferrals, and (iii) to receive, on a deferred basis, additional contributions made at the discretion of the Controlling Company.

         C.       Purpose.  The purpose of the Plan document is to set forth the
                  -------
terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees' rights to their deferred amounts.

         D.       Type of Plan.  The Plan constitutes an unfunded, nonqualified
                  ------------
deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.


                             STATEMENT OF AGREEMENT
                             ----------------------

         To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

                              AFC ENTERPRISES, INC.
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.........................................................      1
   1.1      Account.............................................................      1
   1.2      Administrative Committee............................................      1
   1.3      Beneficiary.........................................................      1
   1.4      Board...............................................................      1
   1.5      Bonus...............................................................      1
   1.6      Bonus Election......................................................      1
   1.7      Code................................................................      1
   1.8      Compensation........................................................      1
   1.9      Controlled Group....................................................      2
   1.10     Controlling Company.................................................      2
   1.11     Deferral Contributions..............................................      2
   1.12     Deferral Election...................................................      2
   1.13     Disability or Disabled..............................................      2
   1.14     Discretionary Contributions.........................................      2
   1.15     Effective Date......................................................      2
   1.16     Eligible Employee...................................................      2
   1.17     ERISA...............................................................      3
   1.18     Financial Hardship..................................................      3
   1.19     Investment Election.................................................      3
   1.20     Investment Funds....................................................      3
   1.21     Matching Contributions..............................................      3
   1.22     Participant.........................................................      3
   1.23     Participating Company...............................................      3
   1.24     Plan................................................................      4
   1.25     Plan Year...........................................................      4
   1.26     Savings Plan........................................................      4
   1.27     Surviving Spouse....................................................      4
   1.28     Trust or Trust Agreement............................................      4
   1.29     Trustee.............................................................      4
   1.30     Trust Fund..........................................................      4
   1.31     Valuation Date......................................................      4
   1.32     Years of Service....................................................      4
ARTICLE II - ELIGIBILITY AND PARTICIPATION......................................      5
   2.1      Eligibility.........................................................      5
      (a)      Annual Participation.............................................      5
      (b)      Interim Plan Year Participation..................................      5
   2.2      Procedure for Admission.............................................      5
   2.3      Cessation of Eligibility............................................      5
      (a)      Cessation of Eligible Status.....................................      5
      (b)      Inactive Participant Status......................................      5

                                       i

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
ARTICLE III-PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING.....................................       6
   3.1      Participants' Accounts..............................................................       6
      (a)      Establishment of Accounts........................................................       6
      (b)      Nature of Contributions and Accounts.............................................       6
      (c)      Several Liabilities..............................................................       6
      (d)      General Creditors................................................................       6
   3.2      Deferral Contributions..............................................................       6
      (a)      Effective Date...................................................................       7
         (i)      Initial Deferral Election.....................................................       7
         (ii)     Subsequent Deferral Election..................................................       7
      (b)      Term.............................................................................      .7
      (c)      Amount...........................................................................      .7
      (d)      Revocation.......................................................................      .7
      (e)      Bonus Election...................................................................      .8
      (f)      Crediting of Deferred Compensation...............................................      .9
   3.3      Matching Contributions..............................................................      .9
   3.4      Discretionary Contributions.........................................................      .9
   3.5      Debiting of Distributions...........................................................      .9
   3.6      Crediting of Earnings...............................................................      .9
   3.7      Vesting.............................................................................      10
      (a)      Deferral Contributions...........................................................      10
      (b)      Matching Contributions...........................................................      10
         (i)   General Rule.....................................................................      10
         (ii)     Fully Vested Participants.....................................................      10
         (iii)    Pre-Termination Matching Contributions........................................      11
         (iv)     Post-Termination Matching Contributions.......................................      11
      (c)      Discretionary Contributions......................................................      11
   3.8      Notice to Participants of Account Balances..........................................      11
   3.9      Good Faith Valuation Binding........................................................      11
   3.10     Errors and Omissions in Accounts....................................................      11
ARTICLE IV-INVESTMENT FUNDS.....................................................................      12
   4.1      Selection by Administrative Committee...............................................      12
   4.2      Participant Direction of Deemed Investments.........................................      12
      (a)      Nature of Participant Direction..................................................      12
      (b)      Investment of Contributions......................................................      12
      (c)      Investment of Existing Account Balances..........................................      12
      (d)      Administrative Committee Discretion..............................................      12
ARTICLE V-PAYMENT OF ACCOUNT BALANCES...........................................................      14
   5.1      Benefit Payments Upon Termination of Service for Reasons Other Than Death...........      14
      (a)      General Rule Concerning Benefit Payments.........................................      14
      (b)      Timing of Distribution...........................................................      14
   5.2      Form of Distribution................................................................      15
      (a)      Single-Sum Payment...............................................................      15
      (b)      Annual Installments..............................................................      15
   5.3      Cash-Out Payment of Benefits........................................................      16
      (a)      Accounts Less Than Or Equal To $25,000...........................................      16

                                       ii

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
      (b)      Employment By A Competitor...........................................      16
   5.4      Death Benefits..........................................................      16
   5.5      In-Service Distributions................................................      17
      (a)      Hardship Distributions...............................................      17
      (b)      Distributions with Forfeiture........................................      17
      (c)      Maximum Number of In-Service Distributions Per Year..................      18
   5.6      Beneficiary Designation.................................................      18
      (a)      General..............................................................      18
      (b)      No Designation or Designee Dead or Missing...........................      18
   5.7      Taxes...................................................................      18
   5.8      Offset of Benefit by Amounts Owed to the Controlling Company............      18
ARTICLE VI-CLAIMS...................................................................      20
   6.1      Initial Claim...........................................................      20
   6.2      Appeal..................................................................      20
   6.3      Satisfaction of Claims..................................................      20
ARTICLE VII-SOURCE OF FUNDS; TRUST..................................................      22
   7.1      Source of Funds.........................................................      22
   7.2      Trust...................................................................      22
      (a)      Establishment........................................................      22
      (b)      Distributions........................................................      22
      (c)      Status of the Trust..................................................      22
ARTICLE VIII-ADMINISTRATIVE COMMITTEE...............................................      23
   8.1      Action..................................................................      23
   8.2      Rights and Duties.......................................................      23
   8.3      Compensation, Indemnity and Liability...................................      24
ARTICLE IX-AMENDMENT AND TERMINATION................................................      25
   9.1      Amendments..............................................................      25
   9.2      Termination of Plan.....................................................      25
ARTICLE X-MISCELLANNEOUS............................................................      26
   10.1     Taxation................................................................      26
   10.2     No Employment Contract..................................................      26
   10.3     Headings................................................................      26
   10.4     Gender and Number.......................................................      26
   10.5     Assignment of Benefits..................................................      26
   10.6     Legally Incompetent.....................................................      26
   10.7     Governing Law...........................................................      27
EXHIBIT A-Participating Companies..................................................      A-1

                                      iii

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                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

     1.1  Account shall mean, with respect to a Participant or Beneficiary, the
          -------
total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

     1.2  Administrative Committee shall mean the committee approved by the
          ------------------------
Board to administer the Plan, as provided in Article VIII; provided, if for any period of time the Board has not specifically appointed any individuals to serve as members of the Administrative Committee under the Plan, the members of the Administrative Committee of the Savings Plan shall serve as the Administrative Committee of the Plan during such period.

     1.3  Beneficiary shall mean, with respect to a Participant, the person(s)
          -----------
designated in accordance with Section 5.6 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

     1.4  Board shall mean the Board of Directors of the Controlling Company.
          -----

     1.5  Bonus shall mean that portion of an Eligible Employee's Compensation
          -----
designated by the Administrative Committee as a quarterly bonus payable with respect to services performed during a Plan Year.

     1.6  Bonus Election shall mean a written election form (or election in any
          --------------
other format permitted by the Administrative Committee) on which a Participant may elect to defer under the Plan all or a portion of his Bonus.

     1.7  Code shall mean the Internal Revenue Code of 1986, as amended, and any
          ----
succeeding federal tax provisions.

     1.8  Compensation shall mean, for a Participant for any Plan Year, the
          ------------
total of the amounts described in subsections (a), (b) and (c) minus the amount described in subsection (d), as follows:

          (a)  such Participant's wages within the meaning of Code Section 3401
(a) and all other payments of compensation to an employee by a Participating Company (in the course of the Participating Company's trade or business) for which the Participating Company is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Participating Companies on IRS Form W-2); provided, such amounts shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]; plus
                                                                           ----

          (b) any elective deferral [as defined in Code Section 402(g)(3)], and any amount which is contributed or deferred by a Participating Company at the election of the employee and which is not includible in the gross income of the employee by reason of Code Sections 125 or 457, or for Plan Years beginning on or after January 1, 2001, by reason of Code Section 132(f)(4); plus
                                                               ----

          (c)  Deferral Contributions for such Plan Year; minus
                                                          -----

          (d) all amounts included in subsection (a) hereof that consist of relocation expenses, Spirit Awards or awards payable under the AFC Enterprises, Inc. Long-Term Employee Success Plan.

     1.9  Controlled Group shall mean all of the companies that are either (i)
          ----------------
members of the same controlled group of corporations [within the meaning of Code
Section 414(b)] or (ii) under common control [within the meaning of Code Section 414(c)], with the Controlling Company.

     1.10 Controlling Company shall mean AFC Enterprises, Inc., a corporation
          -------------------
with its principal place of business in Atlanta, Georgia.

     1.11 Deferral Contributions shall mean, for each Plan Year, that portion of
          ----------------------
a Participant's Compensation (inclusive of his Bonuses) deferred under the Plan pursuant to Section 3.2.

     1.12 Deferral Election shall mean a written election form (or election in
          -----------------
any other format permitted by the Administrative Committee) on which a Participant may elect to defer a portion of his Compensation (other than his Bonuses) under the Plan.

     1.13 Disability or Disabled shall mean a Participant's status as disabled
          ----------------------
under the Controlling Company's long-term disability program.

     1.14 Discretionary Contributions shall mean the amount (if any) credited to
          ---------------------------
a Participant's Account pursuant to Section 3.4.

     1.15 Effective Date shall mean January 1, 2002, the date that this
          --------------
restatement of the Plan generally shall be effective. The Plan was initially effective on January 1, 1998.

     1.16 Eligible Employee shall mean, for a Plan Year or portion of a Plan
          -----------------
Year, an individual:

          (a) Who is a member of a select group of highly compensated or key management employees who the Administrative Committee, in its sole discretion, determines is eligible to participate in the Plan; and

          (b) Who has satisfied the minimum compensation and/or other classification requirements, if any, established from time to time by the Administrative Committee.

     1.17 ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

     1.18 Financial Hardship shall mean a severe financial hardship to the
          ------------------
Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

          (a)  Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

          (c)  By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

     1.19 Investment Election shall mean an election, made in such form as the
          -------------------
Administrative Committee may direct or permit, pursuant to which a Participant may elect the Investment Funds to be used in determining the rate of return to be applied to the amounts credited to the Participant's Account.

     1.20 Investment Funds shall mean the investment funds selected from time to
          ----------------
time by the Administrative Committee for purposes of determining the rate of return to be applied to the amounts credited to Participants' Accounts.

     1.21 Matching Contributions shall mean, for each Plan Year, the amount
          ----------------------
credited to a Participant's Account pursuant to Section 3.3.

     1.22 Participant shall mean any person who has been admitted to, and has
          -----------
not been removed from, participation in the Plan pursuant to the provisions of
Article II.

     1.23 Participating Company shall mean the Controlling Company and any
          ---------------------
members of its Controlled Group that adopt the Plan as participating companies therein. A list of such members that are participating in the Plan shall be set forth on Exhibit A hereto.

     1.24 Plan shall mean the AFC Enterprises, Inc. Deferred Compensation Plan,
          ----
as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

     1.25 Plan Year shall mean the 12-consecutive-month period ending on
          ---------
December 31 of each year.

     1.26 Savings Plan shall mean the AFC Enterprises, Inc. 401(k) Savings Plan.
          ------------

     1.27 Surviving Spouse shall mean, with respect to a Participant, the person
          ----------------
who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse shall be made as of the date of such Participant's death.

     1.28 Trust or Trust Agreement shall mean the separate agreement or
          ------------------------
agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

     1.29 Trustee shall mean the party or parties so designated from time to
          -------
time pursuant to the terms of the Trust Agreement.

     1.30 Trust Fund shall mean the total amount of cash and other property held
          ----------
by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.31 Valuation Date shall mean each day of the Plan Year on which the
          --------------
Plan's recordkeeper and the Trustee are each open to the public for business, or such other date(s) determined by the Administrative Committee in its sole discretion.

     1.32 Years of Service shall mean, with respect to an employee, the total
          ----------------
(i) his years of vesting service determined under the terms of the Savings Plan as of December 31, 2001, and (ii) the Plan Years commencing on and after January 1, 2002, during which the employee is continuously employed by the Controlling Company or a member of the Controlled Group.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     2.1  Eligibility.
          -----------

          (a)  Annual Participation. Each individual who is an Eligible Employee
               --------------------
as of the first day of a Plan Year shall be eligible to participate in the Plan for the entire Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year (assuming he satisfies the procedures for admission described below).

          (b)  Interim Plan Year Participation.
               --------------------------------

               (i) Each individual who is an Eligible Employee as of the Effective Date shall be eligible to participate in the Plan. Such individual's participation shall become effective as of the Effective Date (assuming he satisfies the procedures for admission described below).

               (ii) Each individual who becomes an Eligible Employee during a Plan Year shall be eligible to participate in the Plan for a portion of such Plan Year. Such individual's participation shall become effective as of the first day of the calendar month coinciding with or next following the date he becomes an Eligible Employee (assuming he satisfies the procedures for admission described below).

     2.2  Procedure for Admission.
          -----------------------

          Each Eligible Employee shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election and/or Bonus Election, the Eligible Employee's acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

     2.3  Cessation of Eligibility.
          ------------------------

          (a)  Cessation of Eligible Status. The Administrative Committee may
               ----------------------------
remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee, in which case his deferrals under the Plan shall cease.

          (b)  Inactive Participant Status. Even if his active participation in
               ---------------------------
the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his vested Account shall continue to be credited with earnings as provided for in Section 3.6.

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING
                 -----------------------------------------------

     3.1  Participants' Accounts.
          ----------------------

          (a)  Establishment of Accounts. The Administrative Committee shall
               -------------------------
establish and maintain an Account on behalf of each Participant. Each Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions,
(iii) Discretionary Contributions, and (iv) earnings attributable to such Account, and shall be debited by distributions. Each Account of a Participant shall be maintained until the vested value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

          (b)  Nature of Contributions and Accounts. The amounts credited to a
               ------------------------------------
Participant's Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

          (c)  Several Liabilities. Each Participating Company shall be
               -------------------
severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions withheld from Participant's Compensation paid or payable by each such Participating Company, (ii) all undistributed Matching Contributions attributable to Deferral Contributions described in clause (i) hereof, (iii) all undistributed Discretionary Contributions credited for the period such Participant was employed by such Participating Company, and (iv) all undistributed earnings attributable thereto. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Administrative Committee's determination shall be final and binding.

          (d)  General Creditors. Any assets which may be acquired by a
               -----------------
Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

     3.2  Deferral Contributions.
          ----------------------

          Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Administrative Committee (or its designee) a Deferral Election and/or Bonus Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election may provide for the reduction of an Eligible Employee's Compensation payable in each regular paycheck paid during the Plan Year for which the Deferral Election is in effect, and a Bonus Election shall provide for the reduction of an Eligible Employee's Bonus payable during the Plan Year for which the Bonus Election is in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

          (a) Effective Date.
              --------------

              (i)  Initial Deferral Election. A Participant's initial Deferral
                   -------------------------
          Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant's initial Deferral Election must be made before the first day of the Plan Year for which Deferral Contributions will be made; provided, if a Participant first becomes eligible to participate in the Plan on a date other than the first day of a Plan Year, the Participant's Deferral Election must be made no later than 30 days after the date on which the Participant first becomes eligible to make Deferral Contributions under the Plan. If an Eligible Employee fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year.

               (ii) Subsequent Deferral Election. A Participant's subsequent
                    ----------------------------
          Deferral Election with respect to his Compensation for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.

          (b)  Term. Each Participant's Deferral Election shall remain in effect
               ----
for all such Compensation earned during a Plan Year, or such other period as determined by the Administrative Committee in its sole discretion, until the earliest of (i) the last day of such Plan Year (or other period determined by the Administrative Committee), (ii) the date the Participant ceases to be an active Participant, (iii) the date the Participant revokes such Deferral Election, or (iv) with regard to Deferral Elections that the Administrative Committee has determined will remain in effect for more than a single Plan Year, the date the Participant makes a subsequent Deferral Election for a future Plan Year (see subsection (a)(ii) hereof). If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of those events set forth in the preceding sentence.

          (c)  Amount. A Participant may elect to defer his Compensation payable
               ------
in each regular paycheck in 1 percent increments, up to a maximum of 50 percent (or such other maximum percentage or amount, if any, established by the Administrative Committee from time-to-time).

          (d)  Revocation. A Participant may revoke his Deferral Election by
               ----------
delivering a written notice of revocation to the Administrative Committee, and such revocation shall be effective as soon as practicable after the date on which it is received by the Administrative Committee. A Participant who revokes a Deferral Election may enter into a new Deferral

Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is payable.

          (e) Bonus Election. A Participant may complete and deliver to the
              --------------
Administrative Committee (or its designee) a Bonus Election with respect to a Bonus payable for a Plan Year. The terms of such Bonus Election shall be determined by reference to the foregoing provisions of this Section; provided, the following modifications shall apply:

              (i) A Participant's Bonus Election shall be effective for the Bonus payable after the date the Bonus Election is delivered to the Administrative Committee (or its designee). The Participant shall deliver the Bonus Election to the Administrative Committee (or its designee) on or before the last day of the Plan Year immediately preceding the Plan Year during which the amount of the Bonus becomes definitely ascertainable and payable.

              (ii) Such Bonus Election shall remain in effect only for the Plan Year for which it is effective, or such other period as determined by the Administrative Committee in its sole discretion, unless the Participant revokes such Bonus Election or, with regard to Bonus Elections that the Administrative Committee has determined will remain in effect for more than a single Plan Year, the Participant makes a subsequent Bonus Election for a future Plan Year.

              (iii) If a Participant does not make a Bonus Election for a Plan Year, no part of his Bonus shall be deferred under the Plan.

              (iv) The Participant may elect to defer his Bonus in 1 percent increments, up to 100 percent (or such other maximum amount, if any, established by the Administrative Committee from time to time).

              (v) Such Bonus Election shall terminate at the date the Participant ceases to be an active Participant.

              (vi) A Participant may revoke his Bonus Election for a Bonus to be earned in any calendar quarter by delivering a written notice of revocation to the Administrative Committee before the beginning of such calendar quarter; provided, any such revocation shall be effective for all Bonuses to be earned during the remainder of the Plan Year. A Participant who revokes a Bonus Election may enter into a new Bonus Election with respect to his Compensation for any subsequent Plan Year by making such Bonus Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Bonuses to be deferred are payable. Unless otherwise provided by the Administrative Committee in its sole discretion, a revocation of a Participant's Bonus Election shall revoke his Deferral Election, if any, effective as soon as practicable after the date on which such revocation is received by the Administrative Committee.

                  (f) Crediting of Deferred Compensation. For each Plan Year
                      ----------------------------------
that a Participant has a Deferral Election and/or a Bonus Election in effect, the Administrative Committee shall credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Election and/or Bonus Election.

         3.3      Matching Contributions.
                  ----------------------

                  As of such date or time as the Administrative Committee, in its sole discretion, determines from time-to-time, the Administrative Committee may credit to the Account of each Participant who was employed by the Controlling Company or a member of the Controlled Group on the last day of a Plan Year a Matching Contribution in an amount, or equal to such percentage of a Participant's Deferral Contributions for that Plan Year, as the Administrative Committee may determine.

         3.4      Discretionary Contributions.
                  ---------------------------

                  At such time or times, in such amount(s) and under such terms, as a Participating Company (by separate agreement) or the Administrative Committee, in its sole discretion, may determine, the Administrative Committee may, but shall not be required to, credit to the Account of any Eligible Employee a Discretionary Contribution. Any such contribution may be credited to any one or more of such Eligible Employee's subaccounts (i.e., his subaccount credited with Deferral Contributions or his subaccount credited with Matching Contributions), and such contribution shall take on the characteristics [such as the vesting schedule(s)] applicable to other funds in such subaccount(s). To the extent any special characteristics are to apply to any Discretionary Contributions, the Administrative Committee shall specify these on an exhibit to the Plan and shall credit the Discretionary Contributions to a separate subaccount.

         3.5      Debiting of Distributions.
                  -------------------------

                  As of each Valuation Date, the Administrative Committee shall debit each Participant's Account for any amount distributed from such Account since the immediately preceding Valuation Date.

         3.6      Crediting of Earnings.
                  ---------------------

                  As of each Valuation Date prior to the date as of which distribution of a Participant's Account balance is made or commences, the Administrative Committee shall credit to each Participant's Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effective as of each Valuation Date, as follows:

                  (a) The Administrative Committee first shall determine the rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

                  (b) The Administrative Committee next shall determine the amount of (i) each Participant's Account that was deemed invested in each such Investment Fund as of the immediately preceding Valuation Date; minus (ii) the
                                                                -----
amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date; and

                  (c) The Administrative Committee shall then apply the rate of return for each such Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the Participant's amount deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant's Account as of the applicable Valuation Date.

                  (d) Deferral Contributions and Matching Contributions shall be credited with earnings from the date such amounts would have been paid to the Participant but for his Deferral and/or Bonus Election. Discretionary Contributions shall be credited with earnings from the date the Administrative Committee determines, in its sole discretion, that such amounts have been effectively credited to the Participant's Account.

         3.7      Vesting.
                  -------

                  (a)      Deferral  Contributions.  A Participant shall at all
                           -----------------------
times be fully vested in his Deferral Contributions and the earnings credited to his Account with respect to such Deferral Contributions.

                  (b)      Matching Contributions.
                           ----------------------

                           (i) General Rule. Except as provided in subsection
                               ------------
         (b)(ii) hereof, the Matching Contributions credited to a Participant's Account and the earnings credited with respect thereto shall vest in accordance with the following vesting schedule, based on the total of the Participant's Years of Service:

                        Years of Service                       Vested Percentage of Participant's
                  Completed by Participant                     Matching Contributions and Earnings
                  ------------------------                     -----------------------------------
                  Less than 1 Year                                             0%
                  1 Year, but less than 2                                     20%
                  2 Years, but less than 3                                    40%
                  3 Years, but less than 4                                    60%
                  4 Years, but less than 5                                    80%
                  5 Years or more                                            100%

                           (ii)     Fully Vested  Participants.  The following
                                    --------------------------
         Participants shall at all times be fully vested in the Matching Contributions credited to their Accounts and the earnings credited with respect thereto:

                                    (A)    A Participant who had completed 3
                  Years of Vesting Service under the Savings Plan prior to January 1, 1994;

                            (B) A Participant who had been a participant in the
               Seattle Coffee Company 401(k) Profit Sharing Plan prior to January 1, 2000; or

                            (C) A Participant who is employed by Seattle Coffee
               Holdings, Inc., Seattle's Best Coffee or Torrefozione, Inc. on or after January 1, 2000.

                    (iii)   Pre-Termination Matching Contributions.
                            --------------------------------------
          Notwithstanding subsections (b)(i) and (b)(ii) hereof and unless otherwise provided by the Administrative Committee in its sole discretion, if a Participant terminates employment with the Controlling Company and all members of the Controlled Group his vested percentage in the Matching Contributions credited to his Account prior to his termination of employment and the earnings credited with respect thereto shall not be increased by any subsequent Years of Service completed by the Participant.

                    (iv)    Post-Termination Matching Contributions.
                            ---------------------------------------
          Notwithstanding subsections (b)(i) and (b)(ii) hereof and unless otherwise provided by the Administrative Committee in its sole discretion, if an employee terminates employment with the Controlling Company and all members of the Controlled Group and is subsequently rehired, his vested percentage in the Matching Contributions credited to his Account after his rehire and the earnings credited with respect thereto shall be determined in accordance with subsection (b)(i) hereof on the basis of his Years of Service completed after his rehire.

               (c)  Discretionary Contributions. See Section 3.4 with respect to
                    ---------------------------
the vesting of Discretionary Contributions.

          3.8  Notice to Participants of Account Balances.
               ------------------------------------------

               At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

          3.9  Good Faith Valuation Binding.
               ----------------------------

               In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

          3.10 Errors and Omissions in Accounts.
               --------------------------------

               If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's deferrals, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                   ARTICLE IV
                                INVESTMENT FUNDS
                                ----------------

     4.1  Selection by Administrative Committee.
          -------------------------------------

     From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at anytime(s) and in any manner it deems appropriate.

     4.2  Participant Direction of Deemed Investments.
          -------------------------------------------

          Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:

          (a) Nature of Participant Direction. The selection of Investment Funds
              -------------------------------
by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation Plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

          (b) Investment of Contributions. Each Participant may make an
              ---------------------------
Investment Election prescribing the percentage of the future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all contributions credited to such Participant's Account after such date. Such Participant may make subsequent Investment Elections as of any Valuation Date, and each such election shall apply to all such specified contributions credited to such Participant's Account after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Any Investment Election made pursuant to this subsection (b) with respect to future contributions shall remain effective until changed by the Participant.

          (c) Investment of Existing Account Balances. Each Participant may make
              ---------------------------------------
an Investment Election prescribing the percentage of his existing Account balance that will be deemed invested in each Investment Fund. Such Participant may make such Investment Elections as of any Valuation Date, and each such election shall be effective after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Each such election shall remain in effect until changed by such Participant.

          (d) Administrative Committee Discretion. The Administrative Committee
              -----------------------------------
shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

                                    ARTICLE V
                           PAYMENT OF ACCOUNT BALANCES
                           ---------------------------

     5.1  Benefit Payments Upon Termination of Service for Reasons Other Than
          -------------------------------------------------------------------
          Death.
          -----

          (a) General Rule Concerning Benefit Payments. In accordance with the
              ----------------------------------------
terms of subsection (b) hereof, if a Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive or begin receiving a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of
                                              ----
Deferral, Matching and Discretionary Contributions made since such Valuation Date; and minus (iii) the amount of any distributions made to the Participant
          -----
since such Valuation Date. For purposes of this subsection, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

          (b) Timing of Distribution.
              ----------------------

              (i) Except as provided in subsection (b)(ii) hereof, with respect to Deferral and Matching Contributions or unless the Administrative Committee specifies otherwise with respect to Discretionary Contributions, the vested benefit payable to a Participant under this Section shall be made or commenced as soon as administratively feasible after the Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death.

              (ii) A Participant may elect, at the time he makes each Deferral Election and/or Bonus Election, to have his benefit payable with respect to that election paid (or commenced) on any date (but not earlier than 3 years after the end of the Plan Year for which the Deferral Election applies) specified in such election; provided, a Participant's benefit shall be paid (or commenced) no later than the 7-year anniversary of the date he terminates employment with the Controlling Company and all members of the Controlled Group. A Participant may elect a different benefit commencement date with respect to each Deferral Election and/or Bonus Election; provided
     (i) only one benefit commencement date may be elected with regard to the Deferral Election and Bonus Election that relate to Compensation earned during a single Plan Year and (ii) the Administrative Committee, in its sole discretion, may limit the number of different benefit commencement dates a Participant may elect with respect to all his benefits payable under the Plan. The Administrative Committee shall pay (or commence the payment of) the Participant's benefit as soon as administratively feasible after the time(s) specified in such Deferral Election(s) and/or Bonus Election(s). If the portion of a Participant's Account payable on a benefit commencement date includes non-vested Matching and/or Discretionary Contributions and the Participant's employment with the

     Controlling Company and all other members of the Controlled Group has not terminated, such amounts shall not be forfeited and shall be paid on the Participant's next benefit commencement date(s) to the extent they become further vested.

              (iii) With respect to any scheduled benefit commencement date [as determined in accordance with subsections (b)(i) or (b)(ii) hereof, and including benefit payments relating to contributions made prior to the effective date of this subsection (b)(iii)], a Participant or a former Participant who has an Account under the Plan may make either of both of the elections described in subsections (A) and (B), as follows:

                    (A) an election to delay the payment (or commencement) of his total benefit payable on such date to a later date; provided, a Participant's benefit shall be paid (or commenced) no later than the 7-year anniversary of the date he terminates employment with the Controlling Company and all members of the Controlled Group; or

                    (B) an election to accelerate a scheduled benefit commencement date to a date on or after the earliest distribution date permitted under subsection (b)(ii) hereof;

     provided, any election to delay or accelerate payment will be effective only if the initial scheduled benefit commencement date and any accelerated benefit commencement date occur more than 12 months after the date the election to defer or accelerate, as applicable, is made; provided further, no more than one such election shall be permitted in any calendar quarter; and, provided further, no such election shall be permitted prior to such date as the Administrative Committee or its designee may determine.

     5.2  Form of Distribution.
          --------------------

          (a) Single-Sum Payment. Except as provided in subsection (b) hereof,
              ------------------
the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment in cash.

          (b) Annual Installments. A Participant may elect, at the time he makes
              -------------------
each Deferral Election and/or Bonus Election, to have his benefit payable with respect to that election paid in the form of annual or quarterly installment payments. To the extent a Participant elects multiple benefit commencement dates in accordance with Section 5.1(b)(ii), such Participant may elect at the time of such subsequent Deferral Election(s) and/or Bonus Election(s) with respect to the total benefit corresponding to each benefit commencement date, to receive such total benefit in the form of annual or quarterly installments. If a Participant does not elect the installment form of distribution with respect to his benefit corresponding to a benefit commencement date [as selected in accordance with Section 5.1(b)(ii)], his benefit corresponding to such benefit commencement date shall be paid in the form of a single-sum payment unless, more than 12 months before such benefit commencement date, the Participant makes an election in writing to receive such benefit in the form of annual or quarterly installment payments (in accordance with the terms of this subsection); provided, no more than one such election shall be permitted in any calendar quarter. If a Participant elects the installment form of distribution with respect to a benefit commencement date [as selected in accordance with Section 5.1(b)(ii)] more than 12 months before such benefit commencement date, the Participant may make a one-time election in writing to further delay the payment of the benefit corresponding to such benefit commencement date (by electing a longer term of installment payments in accordance with the terms of this subsection); provided, no more than one such election shall be permitted in any calendar quarter. The following terms and conditions shall apply to installment payments made under the Plan:

               (i) The installment payments shall be made in substantially equal installments over a period not to exceed 15 years (adjusted for earnings between payments in the manner described in Section 3.6). The initial value of the obligation for the installment payments shall be equal to the amount of the Participant's Account balance calculated in accordance with the terms of Section 5.1(a).

               (ii) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant's designated Beneficiary in the form of a single-sum payment in cash.

     5.3  Cash-Out Payment of Benefits.
          ----------------------------

          (a)  Accounts Less Than Or Equal To $25,000. Notwithstanding anything
               --------------------------------------
to the contrary in Sections 5.1 or 5.2, in the event that the vested portion of the Account of any Participant who terminates employment with the Controlling Company and all other members of the Controlled Group is less than or equal to $25,000, the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant terminates employment.

          (b)  Employment By A Competitor. Notwithstanding anything to the
               --------------------------
contrary in Sections 5.1 or 5.2, in the event that the Administrative Committee determines, in its sole discretion, that a Participant who terminated employment with the Controlling Company and all other members of the Controlled Group has become an employee of a competitor the Controlling Company or any member of the Controlled Group, the full vested amount of such Participant's vested benefit (or the value of any remaining installment payments, if the Participant had already commenced receiving installment payments) automatically shall be paid to him in one single-sum, cash-out distribution as soon as practicable after the date of the Administrative Committee's determination.

     5.4  Death Benefits.
          --------------

          If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral, Matching and Discretionary
----
Contributions made since such Valuation Date; and minus (iii) the amount of any
                                                  -----
distributions made to the Participant since such Valuation Date. For purposes of this Section, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant's death, in the form of a single-sum payment in cash.

     5.5  In-Service Distributions.
          ------------------------

          (a)  Hardship Distributions. Upon receipt of an application for an
               ----------------------
in-service hardship distribution and the Administrative Committee's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant shall be entitled to receive an in-service distribution. Such distribution shall be paid in a single-sum payment in cash as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the amount that the Administrative Committee determines is reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant's Account balance as provided in
Section 3.5.

          (b)  Distributions with Forfeiture. Notwithstanding any other
               -----------------------------
provision of this Article V to the contrary, a Participant may elect, at any time prior to termination of his employment with the Controlling Company and all other members of the Controlled Group, to receive a distribution of a portion of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the
                                                               ----
vested amount of Deferral Contributions, Matching Contributions and Discretionary Contributions made since such Valuation Date; minus (iii) the
                                                            -----
amount of any distributions made to the Participant since such Valuation Date. Such distribution shall be made in the form of a single-sum payment in cash as soon as administratively feasible after the date of the Participant's election under this subsection (b). At the time such distribution is made, an amount equal to 10 percent of the amount distributed shall be permanently and irrevocably forfeited (and, if the distribution request is for 90 percent or more of such Participant's Account, the forfeiture amount shall be deducted from his distribution amount to the extent there otherwise will be an insufficient remaining Account balance from which to deduct this forfeiture). In addition, the Participant receiving such distribution shall immediately cease to actively participate in the Plan and shall not be eligible to resume active participation in the Plan for a period of 1 year after such distribution. Such Participant may resume active participation in the Plan on the first day of the calendar month coincident with or next following the 1-year anniversary of such distribution by making a new Deferral Election and satisfying any other procedures for admission under Section 2.2. If the Participant fails to make a new Deferral Election before the date he is eligible to resume active participation in the Plan, he shall be deemed to have elected not to participate in the Plan for the remainder of that Plan Year.

          (c)   Maximum Number of In-Service Distributions Per Year. A
                ---------------------------------------------------
Participant may request no more than 2 (or such other number determined by the Administrative Committee in its sole discretion) withdrawals per Plan Year pursuant to this Section.

     5.6  Beneficiary Designation.
          -----------------------

          (a)   General. Participants shall designate and from time to time may
                -------
redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

          (b)   No Designation or Designee Dead or Missing. In the event that:
                ------------------------------------------

                (i)   a Participant dies without designating a Beneficiary;

                (ii) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                (iii) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

     5.7  Taxes.
          -----

          If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Companies shall be required to pay or withhold, the Participating Companies shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Companies may require such releases or other documents from any lawful taxing authority as it shall deem necessary. Notwithstanding anything in the Plan to the contrary, the distribution of a Participant's benefit hereunder prior to his termination of employment with the Company shall be limited to an amount that would not cause the Participant to receive compensation that the Administrative Committee determines would not be deductible under Code Section 162(m).

     5.8  Offset of Benefit by Amounts Owed to the Controlling Company.
          ------------------------------------------------------------

          Notwithstanding anything in the Plan to the contrary, the Administrative Committee may, in its sole discretion, offset any payment or payments of benefit to a Participant under the Plan by any amount owed by such Participant to the Controlling Company or any member of the Controlled Group.

                                   ARTICLE VI
                                     CLAIMS
                                     ------

     6.1  Initial Claim.
          -------------

          Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

     6.2  Appeal.
          ------

          Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee's decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

     6.3  Satisfaction of Claims.
          ----------------------

          Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the general timing of distribution provisions in the Plan may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the general timing of distribution provisions in the Plan.

                                   ARTICLE VII
                             SOURCE OF FUNDS; TRUST
                             ----------------------

     7.1  Source of Funds.
          ---------------

          Except as provided in this Section and Section 7.2 (relating to the Trust), each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits.

     7.2  Trust.
          -----

          (a)  Establishment. Upon the establishment of the Trust, the
               -------------
Participating Companies shall transfer to the Trustee all Deferral Contributions made by Participants (in cash or such other assets in which the Participating Companies choose to invest such Deferral Contributions) as well as such other assets as the Administrative Committee or Company may determine, and such amounts shall be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as a Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Participating Company; provided, it is the intent of the Controlling Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Participating Companies.

          (b)  Distributions. Pursuant to the Trust Agreement, the Trustee shall
               -------------
make payments to Plan Participants and Beneficiaries in accordance with the terms of the Plan. The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

          (c)  Status of the Trust. No Participant or Beneficiary shall have any
               -------------------
interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

                                  ARTICLE VIII
                            ADMINISTRATIVE COMMITTEE
                            ------------------------

     8.1  Action.
          ------

          Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

     8.2  Rights and Duties.
          -----------------

          The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a)  To construe, interpret and administer the Plan;

          (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

          (c) To compute and certify to the Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) To authorize all disbursements by the Participating Companies pursuant to the Plan;

          (e) To maintain all the necessary records of the administration of the Plan;

          (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     8.3  Compensation, Indemnity and Liability.
          -------------------------------------

          The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Participating Companies. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION
                            -------------------------

     9.1  Amendments.
          ----------

          The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. Any amendment shall be in writing and executed by a duly authorized member of the Administrative Committee. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent; and further provided, any amendment (other than one required by law to preserve the tax-deferred nature of the Plan) that (i) relieves a Participating Company from its obligation to transfer the funds necessary to fund benefits accrued hereunder to the Trust Fund pursuant to Section 7.2(a), or (ii) diminishes or eliminates a Participant's ability to take in-service distributions as provided for in Section 5.5 shall be effective only after notice of such amendment has been provided to all Participants and only with respect to contributions credited after such notice has been so provided. All Participants and Beneficiaries shall be bound by such amendment.

     9.2  Termination of Plan.
          -------------------

          The Controlling Company reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single-sum payment in cash as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     10.1 Taxation.
          --------

          It is the intention of the Controlling Companies that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Companies, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.

     10.2 No Employment Contract.
          -----------------------

          Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.

     10.3 Headings.
          ---------

          The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

     10.4 Gender and Number.
          ------------------

          Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

     10.5 Assignment of Benefits.
          -----------------------

          The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

     10.6 Legally Incompetent.
          --------------------

          The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

     10.7 Governing Law.
          -------------

          The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     IN WITNESS WHEREOF, the Plan has been executed by a duly authorized member of the Administrative Committee on the date first written above.

                                       ADMINISTRATIVE COMMITTEE OF THE
                                       AFC ENTERPRISES, INC. DEFERRED
                                       COMPENSATION PLAN



                                       By:  /s/ Gary Hunt
                                          --------------------------------------
                                           Title: Vice President Finance
                                                  and Treasurer

                                    EXHIBIT A

                             Participating Companies
                             -----------------------
                               (See Section 1.23)

Company Names                                                  Effective Date
-------------                                                  --------------

AFC Enterprises, Inc.                                          January 1, 1998
Cinnabon International, Inc.                                   January 1, 1999
Seattle Coffee Holdings, Inc.                                  January 1, 2000
Seattle's Best Coffee                                          January 1, 2000
Torrefozione, Inc.                                             January 1, 2000
CT Restaurants L.P.                                            November 12, 2001

                                       A-1